EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

PremierWest Bancorp and Subsidiary

We consent to the incorporation by reference in the following Registration Statements of PremierWest Bancorp of our report dated March 16, 2010, with respect to the consolidated balance sheets of PremierWest Bancorp and Subsidiary (PremierWest Bancorp) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and of our same report, with respect to PremierWest Bancorp’s internal controls over financial reporting as of December 31 2009, which is included in this annual report on Form 10-K of PremierWest Bancorp for the year ended December 31, 2009.

•	Registration Statement on Form S-1 (No. 333-163201)

•	Registration Statement on Form S-3 (No. 333-158315)

•	Registration Statement on Form S-8 (No. 333-144895)

•	Registration Statement on Form S-8 (No. 333-109419)

•	Registration Statement on Form S-8 (No. 333-96649)

•	Registration Statement on Form S-8 (No. 333-40886)

/s/ Moss Adams LLP

Portland, Oregon

March 16, 2010